EXHIBIT 10.1

SEPARATION AGREEMENT

Agreement made this 9th day of March 2021 between Fourth Wave Energy, Inc. ("FWAV") and GeoSolar Technologies, Inc. ("GST").

1.	FWAV will transfer to GST of all of FWAV's rights to the GeoSolar Plus clean energy system.

2.	In consideration for the transfer of these rights GST will issue to FWAV one share of its common stock for each four shares of FWAV's common stock which are outstanding on the record date established by GST (the "Record Date"). The Record Date will be set forth in the Registration Statement which GST plans to file with the Securities and Exchange Commission. Initially, GST will issue 10,000,000 shares of its common stock to FWAV. This number of shares will be adjusted based upon the number of FWAV's outstanding shares of common stock on the Record Date.

3.	FWAV will hold the shares issued by GST until a registration statement, to be filed by GST with the Securities and Exchange Commission, is declared effective. The registration statement will register the distribution of the shares to the shareholders of FWAV. Once the registration statement is declared effective FWAV will distribute one GST share for each four outstanding shares of FWAV's common stock on the Record Date. Notwithstanding the above, if the registration statement to be filed by GST has not been declared effective by December 31, 2021, FWAV will be under no obligation to issue these shares to any person. However, in no event will GST issue more than 10,000,000 shares of its common stock in exchange for the rights described in Section 1 of this Agreement. In the event that FWAV has more than 40,000,000 outstanding shares of common stock at the time the shares of GST are to be distributed, the one-for-four ratio may be adjusted in the sole discretion of GST so that no more than 10,000,000 GST shares will be distributed.

4.	As of the date of this Agreement the capital structure of FWAV was as shown below:

 Shares outstanding       36,000,000 (1)

 (1) Reflects 4,350,000 shares to be returned.

5.	Until the distribution of the GST shares has been completed, and without the written consent of GST, FWAV will not issue any shares of its common stock, options, warrants or securities convertible into common stock, except:

•	with respect to a bona fide financing

•	with respect to the acquisition of another entity, or

•	upon the conversion or exercise of securities which are convertible or exercisable and which are outstanding as of the date of this Agreement, provided the terms of such securities are not subsequently modified to provide for the issuance of more shares than are issuable as of the date of this Agreement.

With respect to any securities issued in connection with a bonafide financing or the acquisition of another entity, the purchasers of such securities and/or the persons which receive shares in any acquisition will agree that they will waive any rights they may have to receive shares of GST.

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6.	As of the date of this Agreement the capital structure of GST was as shown below:

Shares outstanding	29,900,000(1)

Shares issuable upon
exercise of options
or warrants	__-___

Shares issuable
upon conversion
of debt	__-___

Other shares
issuable	__-___

Shares issuable
in connection
with pending
private offering	7,500,000

Shares issuable
upon exercise
of warrants to
be sold in pending
private offering	3,750,000

(1) Not all of these shares have been issued as of the date of this Agreement.

7.	Until the distribution of the GST shares has been completed, and without the written consent of FWAV, GST will not issue any shares of its common stock, options, warrants or securities convertible into common stock, except with respect to a bona fide financing.

Agreed to and accepted:

FOURTH WAVE ENERGY, INC.

By: /s/ J. Jacob Isaacs
J. Jacob Isaacs,
Chief Executive Officer

GEOSOLAR TECHNOLOGIES, INC.

By: /s/ A. Stone Douglass
A. Stone Douglass,
Chief Executive Officer

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